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                                   Exhibit 2M


DONALD GUNN, JR.  (Director of First Banks, Inc.)

Residence or Business Address:             11901 Olive Blvd.
                                           St. Louis, Missouri 63141

Principal Occupation or Employment:        Attorney

         Name of Employer:                 Gunn & Gunn

         Principal Business:               Law Firm

         Address:                          11901 Olive Blvd.
                                           St. Louis, Missouri 63141


Criminal Proceedings During Last 5 Years:          None

Civil Proceedings During Last 5 Years:             None

Citizenship:                                       U.S.A.